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                                                                     EXHIBIT 5.1

                                                                    021581-00105

                                 March 25, 2005

AHPC Holdings, Inc.
500 Park Boulevard, Suite 1260
Itasca, Illinois  60143

      RE: AHPC HOLDINGS, INC.
          REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

      We have acted as counsel to AHPC Holdings, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing of the registration statement on Form S-3 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and the prospectus contained therein with respect to the proposed sale by the selling shareholders named therein (the "Selling Shareholders") of up to 225,000 shares of the Company's common stock, par value $0.01 (the "Shares"). The Shares consist of 5,000 currently issued and outstanding Shares held a certain Selling Shareholder (the "Issued Shares") and 220,000 Shares (the "Unissued Shares") to be issue upon conversion of shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"). All of the Shares will be offered and sold on behalf of the selling shareholders identified in the Registration Statement. In connection with the registration of the Shares, you have requested our opinion with respect to the matters set forth below.

      For purposes of this opinion, we have reviewed the Registration Statement. In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's Articles of Incorporation, as amended to date; (ii) the By-laws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; (iv) the agreements and documents executed by the Company and the Selling Shareholders in connection with the sale of the shares of Series A Preferred Stock and (v) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of these documents submitted to us as copies. We have also assumed that the Company received full payment for the Issued Shares and the issued and outstanding shares of Series A Preferred Stock.

      We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation. Further, our opinions, as hereinafter expressed, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of

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AHPC Holdings, Inc.
March 25, 2005
Page 2

creditors; and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefore may be brought.

      We are admitted to the practice of law only in the State of Illinois. We do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to the laws of jurisdictions other than the laws of the State of Illinois, the federal security laws of the United States, and General Corporation Law of the State of Maryland, as currently in effect.

      On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that:

      1. The Issued Shares being registered for resale by the Selling Shareholders under the Registration Statement have been duly authorized and are validly issued, fully paid and non-assessable.

      2. The Unissued Shares being registered for resale by the Selling Shareholders under the Registration Statement have been duly authorized, and when issued, delivered and paid for in accordance with the terms of the Series A Preferred Stock, will be validly issued, fully-paid and nonassessable.

      We hereby consent to your filing this opinion as an exhibit to the Registration Statement.

      This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent.

                             Respectfully submitted,

                             /s/ Shefsky & Froelich Ltd.

                             SHEFSKY & FROELICH LTD.

JRA/MDG/MAC